UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024 (August 30, 2024)

SOUND POINT MERIDIAN CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-23881	88-2315951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-2293

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On August 30, 2024, Steven Lipiner resigned as Director of Sound Point Meridian Capital, Inc. (the “Company”). Prior to his resignation, Mr. Lipiner served as Chair of the Company’s Audit Committee and a member of the Company’s Governance and Nominating Committee. Mr. Lipiner’s decision to resign from the Board of Directors (“Board”) of the Company was not due to any dispute or disagreement with the Company, or any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On August 30, 2024, the Board of the Company appointed Matthew Forstenhausler to replace Mr. Lipiner as a Class III Director of the Company, whose term shall expire at the Company’s 2027 annual meeting of stockholders or until his earlier resignation, removal from office, death or incapacity, effective as of August 30, 2024. Mr. Forstenhausler was also appointed to serve as a member of the Company’s Governance and Nominating Committee and Chair of the Company’s Audit Committee, and he has been designated as the Company’s “audit committee financial expert,” as defined in the rules promulgated by the SEC, and as required by NYSE Listing Standards.

Matt Forstenhausler, age 65, has served as an Independent Director for Wilshire Mutual Funds, Inc. since March 2023 and is chairperson of the Audit Committee. He also served as a board member of the other funds in the Wilshire funds complex since 2023. Mr. Forstenhausler served as a director of the Sierra Income Fund from 2020 to 2022. Previously, Mr. Forstenhausler spent 38 years with Ernst & Young LLP (EY) in a variety of leadership and senior audit partner roles, from July 1981 to July 2019. He served as a trusted advisor to boards, audit committees and senior management throughout his tenure with EY and has in-depth expertise working with mutual funds, exchange-traded funds (ETF), business development companies (BDC) and asset management companies. Mr. Forstenhausler’s experience spans accounting, finance, compliance, tax, regulatory and operations. Mr. Forstenhausler received a Bachelor of Arts in Accounting from Rowan University and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Forstenhausler and any other person pursuant to which he was appointed as an Independent Director of the Company. Further, with regard to Mr. Forstenhausler, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover page interactive data file (formatted as Inline XBRL)

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Sound Point Meridian Capital, Inc.

Date: August 30, 2024	By:	/s/ Ujjaval Desai
	Name:	Ujjaval Desai
	Title:	Chief Executive Officer

2